COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the “Agreement”) made as of the last executed date below (the “Effective Date”), by and among Mr. Tsoi Tik Man  (the “Buyer”) and Belmont Partners, LLC a Virginia limited liability company with a principal address of 360 Main Street, Washington Virginia 22747 (“Seller”), and iDcentrix, Inc. a public vehicle organized in the state of Nevada and traded under the symbol “IDCX” (the “Company”) (Buyer, Seller and Company each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company has one hundred million (100,000,000) authorized common stock shares and no preferred shares authorized;

WHEREAS, the Company currently 68,176,300 issued and outstanding common stock shares and the Seller owns a majority of the issued and outstanding capital stock of the Company; and

WHEREAS, the Buyer wishes to purchase a control block of stock consisting of  36,688,800 shares of the Company’s common stock which represents fifty-three and eighty-one hundredths percent (53.81%) of the capital stock of the Company (the “Stock”);

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1.           Agreement to Purchase and Sell.  Seller will sell to Buyer and Buyer agrees to purchase the Stock in exchange for:

a)           Three hundred thousand U.S. dollars ($300,000.00) (the “Purchase Price”), to be paid to Seller according to the terms and conditions set forth in Section 3 herein; and,

b)           Ten percent (10.00%) of the issued and outstanding common stock of the Company according to the terms and conditions set forth in Section 3(c) herein (the “Position”).

2.           Closing.  On or about five (5) business days from the Effective Date (the “Closing”) the Parties shall perform,:

a)           At Closing, the Company shall execute a resolution approving the terms of this Agreement, attached hereto as Exhibit 3;

b)           Within ten (10) business days from the Closing, the Company shall deliver to Seller and Buyer, a resolution of the board of directors of the Company and Irrevocable Transfer Agent Instructions signed by an authorized officer of the Company to effectuate performance of Sections 1(b) and 3(c) of this Agreement (attached hereto as Exhibit 1 and 2) (the “Board Resolution”);

Dandong Longsheng Flower Plantlet Tech. Co. Ltd./IDCX/Stock Purchase Agreement, Page  of 25
Buyer: _____
Seller: _____
Company: _____

c)           Seller shall deliver to Buyer, to the extent reasonably available to Seller, and after the full performance of Section 3(a), true and correct copies of the Company’s business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts;

d)           At Closing, Seller shall deliver a fully executed copy of this Agreement to Buyer;

e)           At Closing, Company shall deliver a fully executed copy of this Agreement to Buyer and Seller;

f)           At Closing, Buyer shall deliver to Seller a copy of this Agreement executed by Buyer;

g)           At Closing, the board of directors of the Company shall execute a resolution appointing Buyer, or Buyer’s designee, a director and officer of the Company (the “Appointment”) attached hereto as Exhibit 4.  The officer appointment shall be immediate and the director appointment shall be effective on the tenth day following the mailing by the Company of an information statement that complies with the requirements of Section 14f-1 of the Exchange Act;

h)           At Closing, Seller shall deliver to Buyer the Appointment and letters of resignation from the current directors and officers of the Company;

i)           The Purchase Price (defined in Section 3(a) herein) shall be released to Seller;

j)           Seller shall deliver to Buyer, as soon as practicable after the full performance of Buyer’s obligations in Sections 2(a) through 2(i) herein, the stock certificate(s) evidencing the Stock together with valid signed stock power, gold medallion guaranteed together with all documents necessary to effectuate the transfer of the shares, including by not limited to a board resolution demonstrating signature authority if shares are in the name of a legal entity.

3.           Payment Terms.

a)           Buyer shall wire the Purchase Price to Seller on or before the Closing date.

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Buyer: _____
Seller: _____
Company: _____

b)           The Purchase Price shall be made by wire transfer of immediately available funds to Seller’s account as follows:

Wachovia Bank, N.A.
155 Broadview Avenue, Suite 100
Warrenton, VA 20186

SWIFT: PNBPUS33
ABA: 051400549
Account: Belmont Partners, LLC
Acct Number:  2000049859375

c)           Stock Position.

(i)           In consideration of the benefits provided to the Company hereby, Company shall issue and deliver to Seller, such fully paid, non-assessable restricted shares of the Company’s common stock equal to a ten percent (10.00%) post Merger (as defined in Section 9 herein) ownership interest in the Company (the “Position”).  The Position shall be based on the capital structure of the Company post Merger (taking into account any and all shares issued relating to the Merger, initial contracts, and initial acquisition of any assets), post reverse stock split (if any), post initial financing (whether that initial financing be a single round or in multiple tranches over a period of time), and after any other initial issuance of stock (including issuance to the Company’s directors and/or officers), provided such subsequent issuances, when viewed as a whole, are part of the Merger transaction.  Buyer shall take all steps necessary to fully effectuate the provisions of this Section 3.

(ii)           Certificate(s) evidencing the Position shall be issued and delivered to the Seller immediately following the actions anticipated by Section 3(c)(i) herein (the “Actions”), but in no case later than eleven (11) months following the Effective Date hereof.  In the event that all Actions have not been completed by the eleventh month anniversary of this Agreement, Seller shall transfer to Buyer shares comprising the Position on that date and shall issue additional shares as necessary following completion of the Actions.

(iii)           The Parties acknowledge that the Seller is accepting the Position as consideration for entering into this Agreement and undertaking the risk of taking equity as consideration as of the effective date of this Agreement, therefore the effective date of all Shares transferred pursuant to this Section 3 shall be the Effective Date of this Agreement and shall be memorialized on the face of the certificates evidencing such shares.

d)           The Parties acknowledge and agree that the Position shall be newly issued, restricted common shares of the Company.  Buyer and Company agree to accept as valid any legal opinion of Seller’s counsel regarding the removal of restrictions from the Position in a form reasonably acceptable to the Company.  In the event that, in one year from the date of the execution of this Agreement, the Position can not be sold in accordance with Rule 144 of the Securities Act of 1933, the Company agrees to include and register the shares representing the Position in the event the Company files a registration statement with the Securities and Exchange Commission.  In the event that Buyer does not provide for the removal of restrictions from the shares comprising the Position in accordance with Rule 144 upon Seller’s request (except in the event it is unlawful to do so in the reasonable opinion of Company’s counsel), or does not recognize any opinion of Seller’s counsel regarding the removal of such restrictions in a form reasonably acceptable to the Company, the Company and the Buyer, jointly and severally, shall pay to Seller liquidated damages in the amount of the bid price per share as of the one year anniversary of this Agreement (as reported by the national market on which the shares trade) multiplied by the number of shares in the Position and upon payment of the liquidated damages to Seller, the Seller shall transfer the Position to the Company.  The Parties agree that the liquidated damages hereunder are not a penalty.

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Company: _____

e)           In consideration of the benefits provided to the Company hereby, Company and Buyer agree to be jointly and severally liable for all amounts due hereunder.

4.           Transfer Agent.  Until such time as the terms and conditions of Section 3(c) herein are fully performed, Buyer agrees that Pacific Stock Transfer, LLC (the “Transfer Agent”) shall act as the Company’s sole transfer agency.

5.           Representations and Warranties of Seller.  Seller hereby represents and warrants, to Buyer that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:

a)           Title to Stock.  Seller is the record and beneficial owner and has sole managerial and dispositive authority with respect to the Stock and has not granted any person a proxy that has not expired or been validly withdrawn.  The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

b)           Liabilities of the Company. The Company has no liability or liabilities that have not been previously disclosed to Buyer and listed on Schedule A herein.  Notwithstanding the foregoing, the representation contained in this Section 11(b) shall terminate 24 months following the Effective Date.

c)           Full Power and Authority. Seller represents that it has full power and authority to enter into this Agreement.

6.           Representations and Warranties of Buyer.   Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 6 are all true and complete as of the date hereof:

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Seller: _____
Company: _____

a)           Affidavit of Source of Funds. Prior to any transfer of funds to Seller,  Buyer shall execute an Affidavit of Source of Funds (attached hereto as Exhibit 5), which attests that the funds to be transferred are not the proceeds of nor are intended for or being transferred in the furtherance of any illegal activity or activity prohibited by federal or state laws. Such activity may include, but is not limited to: tax evasion; financial misconduct; environmental crimes; activity involving drugs and other controlled substances; counterfeiting; espionage; kidnapping; smuggling; copyright infringement; entry of goods into the United States by means of false statements; terrorism; terrorist financing or other material support of terrorists or terrorism; arms dealing; bank fraud; wire fraud; mail fraud; concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the Court in a bankruptcy proceeding, a receiver, a custodian, a trustee, a marshal, or any other officer of the court or government or regulatory official; bribery or any violation of the Foreign Corrupt Practices Act; trading with enemies of the United States; forgery; or fraud of any kind.  Buyer further warrants that all transfers of monies will be in accordance with the Money Laundering Control Act of 1986 as amended.

b)           Exempt Transaction.  Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

c)           Full Power and Authority.  Buyer represents that it has full power and authority to enter into this Agreement.

d)            Stock.  The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

e)           Information Concerning the Company.  Buyer has conducted its own due diligence with respect to the Company and its liabilities and believes it has enough information upon which to base an investment decision in the Stock.

f)           Investment Experience.  The Buyer understands that purchase of the Stock involves substantial risk.  The Buyer:

(i)           has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock; and,

(ii)           has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment and to make an informed investment decision with respect thereto.

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Seller: _____
Company: _____

g)           No Oral Representations.  No oral or written representations have been made other than or in addition to those stated in this Agreement. Buyer is not relying on any oral statements made by Seller, Seller's representatives, employee’s or affiliates in purchasing the Stock.

h)           Restricted Securities.  Buyer understands that the Stock is characterized as “restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

i)           Opinion Necessary.  Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act.  Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

j)           Shareholder Value.  Buyer represents that Buyer intends to implement a business plan designed to return value to the shareholders of the Company.

k)           Compliance.  Buyer shall comply with all applicable securities laws, rules and regulations regarding this Agreement, the Merger and all related transactions, including but not limited to filing any forms required by the U.S. Securities and Exchange Commission.

7.           Indemnification.

a)           Indemnification. Buyer covenants and agrees it shall indemnify and hold harmless the Seller, its members, officers, directors, agents, employees, attorneys, accountants, consultants, subsidiaries, successors, affiliates and assigns (collectively the “Seller Covenantees”) from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Buyer in this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).  Seller covenants and agrees it shall indemnify and hold harmless the Buyer, its members, officers, directors, agents, employees, attorneys, accountants, consultants, subsidiaries, successors, affiliates and assigns (collectively the “Buyer Covenantees”) from and against any Losses as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Seller in this Agreement. Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement by the indemnifying party.  Notwithstanding the foregoing, nothing shall prevent Seller or Buyer from pursuing any remedies available enforce the Parties’ obligation under the Agreement.

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Buyer: _____
Seller: _____
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8.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, U.S.A. without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the Commonwealth of Virginia.

9.           Merger and Exchange of Stock.  Buyer shall, as soon as practicable, effect a merger (the “Merger”), between the Company, or a wholly owned subsidiary of the Company, and a target corporation (the “Sub”).  The Company, or its wholly owned subsidiary, shall be the surviving corporation of the Merger, and shall continue unimpaired by the Merger.  Upon Merger, the Company shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of the Sub.  A reverse acquisition transaction where the Company becomes the operating subsidiary of a public company shall be deemed a “Merger” under this section even if a merger does not occur.

10.           Term / Survival.  The terms of this Agreement shall be effective as of the Effective Date, and continue until such time as the payment of the Purchase Price and all other amounts due hereunder are fully satisfied, however; the terms, conditions, and obligations of Sections 10, 11, 15, 16, 19, 21 and 22 hereof shall survive the termination of this Agreement.

11.           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

12.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

13.           Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

14.           Costs, Expenses.  Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

15.           Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both the Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.  All remedies, either under this agreement, by law, or otherwise afforded the Buyer shall be cumulative and not alternative.

16.           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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Buyer: _____
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17.           Termination.  Buyer or Seller may, upon written notice to the other party, terminate this Agreement upon their own discretion prior to any funds being distributed.  Upon the distribution of any funds, this termination clause is null and void.

18.           Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

19.           Further Assurances.  From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

20.           Notices.  All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a)           if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission,

b)           if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and

c)           if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 20.

21.           Insider Trading.  Seller and Buyer hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company.  Seller and Buyer further certify they have not communicated the nature of the transactions contemplated by the Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

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22.           Binding Arbitration.  In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the Parties hereto shall use their best efforts to settle the dispute, claim question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such a solution within a period of sixty (60) days, then, upon notice by either party to the other, all disputes, claims, questions, or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

[Balance of Page Intentionally Left Blank]
[Signature Page Follows]

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In Witness Whereof, the Parties hereto have executed this Agreement as of the last date written below.

SELLER		BUYER

BELMONT PARTNERS, LLC		TSOI TIK MAN

By:	Joseph Meuse, Managing Member	By:	Tsoi Tik Man
Date:		Date:

COMPANY

IDCENTRIX, INC.

By:	Joseph Meuse, Director
Date:

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EXHIBIT 1
UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Board of Directors of iDcentrix, Inc. a corporation organized in the State of Nevada (the "Company"), the undersigned, being all of the Directors of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the Board of Directors duly called and held:

WHEREAS, the Company has determined that it is in the best interests of the Company to enter into an agreement with Belmont Partners, LLC (“Belmont”) dated __________, 2010 (the “Agreement”) requiring the Company to provide Belmont a ten percent (10.00%) common stock shares position in the Company (the “Position”).  The Position shall be based on the capital structure of the Company after merger with a target corporation (taking into account any and all shares issued relating to the merger, initial contracts, and initial acquisition of any assets), post reverse stock split (if any), post initial financing (whether that initial financing be a single round or in multiple tranches over a period of time), and after any other initial issuance of stock (including issuance to the Company’s directors and/or officers, provided such subsequent issuances, when viewed as a whole, are part of the Merger transaction (collectively the “Merger”);

WHEREAS, the Company has entered into the Agreement with Belmont;

WHEREAS, the Company has received full and adequate consideration from Belmont for the Position;

WHEREAS, it is in the best interests of the Company to issue such shares of the Company’s common stock to Belmont as necessary to provide Belmont the Position according to the terms of the Agreement;

WHEREAS, all shares transferred to Belmont hereby shall be deemed to have a valuation of par value;

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(a)	it is in the best interests of the Company to undertake the transactions contemplated hereby; and

(b)	the transactions are hereby approved, ratified and confirmed; and

(c)	the Company will issue shares of the Company’s common stock to Belmont necessary to provide Belmont the Position according to the terms of the Agreement; and

(d)
any transfer agent acting for or on behalf of the Company or a Surviving Company (a “Transfer Agent”) shall be entitled to rely upon these resolutions to execute the issuance of the Position as aforesaid; and

(e)
certificate(s) evidencing the Position shall be issued and delivered to Belmont Partners, LLC immediately following the actions anticipated by the Merger, but in no case later than the eleventh (11th) month anniversary of the Effective Date of the Stock Purchase Agreement.  In the event that all actions contemplated by the Merger have not been completed by the eleventh month anniversary of the Effective Date of the Stock Purchase Agreement, Belmont Partners, LLC shall be issued shares comprising the Position on that date and shall be issued additional shares as necessary following any reverse stock split, share issuances relating to the merger and initial contracts, initial acquisition of any assets, initial financing, and after any other initial issuance of stock, provided such subsequent issuances, when viewed as a whole, are part of the Merger transaction; and

(f)
the effective date of all shares transferred pursuant to this Board Resolution shall be the Effective Date of the Stock Purchase Agreement and shall be memorialized on the face of the certificates evidencing such shares.  Company shall accept as valid any legal opinion of Belmont Partners, LLC’s counsel regarding the removal of restrictions from all shares hereby issued in a form reasonably acceptable to the Company, and any transfer agent acting on behalf of the Company shall be entitled to rely upon these resolutions to remove such restrictions from such shares; and

(g)
the Company agrees to indemnify and hold harmless the Transfer Agent from and against any and all claims, liabilities, losses, damages and expenses, including fees and expenses of counsel, accountants and other advisors (collectively, “Losses”), related thereto or arising out of or in connection therewith the issuance of the Position; and

(h)
the Company gives the Transfer Agent authorization to deliver said shares as specified herein to Belmont Partners, LLC at 360 Main Street, Washington, Virginia 22747 via Federal Express or Hand Delivery; and

(i)	the value of all shares hereby transferred shall be par value.

Each Director, by signing this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Board of Directors’ meeting and agrees to the transaction of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the date executed below.

, Director

STATE OF	COUNTY OF
On this the ____ day of _____________, 2010, _________________ personally appeared and is known by me or has satisfactorily proven to be the person whose name is subscribed within this instrument and acknowledged that he executed the same for the purposes therein contained. In witness whereof I hereunto set my hand and official seal.

Notary Public, Reg #	, My Commission Expires:

EXHIBIT 2
IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

TO:           Pacific Stock Transfer
4045 South Spencer Street, Suite 403, Las Vegas, NV 89919

Re:            iDcentrix, Inc.

Ladies and Gentlemen:

Reference is made to that certain Common Stock Purchase Agreement between iDcentrix, Inc. (the “Company”), Belmont Partners, LLC (“Belmont”) and Mr. Tsoi Tik Man(the “Buyer”), dated _________ __, 2010 pursuant to which the Company shall issue to Belmont a number of shares of the common stock of the Company equal to ten percent (10.00%) of the Company capital stock (the “Position”).  This letter shall serve as the Company’s irrevocable authorization and direction to Pacific Stock Transfer, and to any subsequent Transfer Agent of the Company, (collectively the “Transfer Agent”) to issue shares of the common stock of the Company to Belmont as set forth below, and no subsequent direction, order, resolution or other order or request of the Company shall be effective to rescind, modify, nullify, or otherwise cancel these instructions, the attached resolutions, or the shares issued hereby.

Specifically, the Transfer Agent is hereby instructed to issue ten percent (10.00%) of the Company’s capital to Belmont based on the capital structure of the Company after  merger  with a target corporation (taking into account any and all shares issued relating to the merger, initial contracts, and initial acquisition of any assets), post reverse stock split (if any), post initial financing (whether that initial financing be a single round or in multiple tranches over a period of time), and after any other initial issuance of stock (including issuance to the Company’s directors and/or officers, provided such subsequent issuances, when viewed as a whole, are part of the Merger transaction (collectively, the “Actions”).

The Transfer Agent shall deliver certificate(s) evidencing the shares in the Position to Belmont Partners, LLC, at the address indicated below immediately following the Actions, but in no case later than the eleventh month anniversary of the Effective Date of the Stock Purchase Agreement.  In the event that all Actions have not been completed by the Effective Date of the Stock Purchase Agreement, the Transfer Agent shall transfer to Belmont certificate(s) evidencing the shares comprising the Position on the eleventh month anniversary of the Effective Date of the Stock Purchase Agreement, and shall further issue additional shares to Belmont as necessary following completion of the Actions.

The shares comprising the Position shall be newly issued restricted common shares of the Company, and the Effective date of all shares in the Position shall be the Effective Date of the Stock Purchase Agreement regardless of the date on which the certificate(s) evidencing such shares are issued, and such effective date shall be evidenced on the face of such certificate(s).

The Company hereby confirms to the Transfer Agent and Belmont that the shares comprising the Position shall not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company, and that if the shares comprising the Position are not registered for sale under the Securities Act of 1933, as amended, then the certificates evidencing such shares shall bear the requisite restrictive legend.  The Transfer Agent is hereby instructed to accept as valid any opinion of Belmont’s counsel regarding removal of any restriction from the shares comprising the Position in a form reasonably acceptable to the Company, and upon receipt of such opinion of counsel the Transfer Agent shall promptly remove such legend.

The Company hereby represents, acknowledges and agrees that: (i) Belmont has relied upon the representations and covenants made by the Company hereunder as a material inducement to Belmont entering into the Common Stock Purchase Agreement; (ii) that without such representations and covenants Belmont would not enter into the Common Stock Purchase Agreement; (iii) in the event of any breach or threatened breach of any provision hereof, Belmont would be irreparably damaged and damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced.  Therefore, in the event of a breach or threatened breach of the representations and covenants hereunder, or a breach or threatened breach of the Transfer Agent’s duties and obligations herein defined, Belmont shall be entitled in addition to all other rights and remedies, to an injunction restraining such breach, without being required to show any actual damages or to post any bond or other security, and/or to a decree of specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

Delivery of the certificate(s) evidencing the Position shall be delivered to Belmont by Federal Express to Belmont Partners, LLC, 360 Main Street, Washington, Virginia 22747, or to such other address as specified in writing by Belmont.

IN WITNESS WHEREOF, the Parties have caused this agreement and letter of Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

IDCENTRIX, INC.	BELMONT PARTNERS, LLC

, Director	Joseph Meuse, Director

PACIFIC STOCK TRANSFER

,
Date:

EXHIBIT 3
UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Board of Directors of iDcentrix, Inc., a corporation organized in the State of Nevada (the "Company"), the undersigned, being all of the Directors of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the Board of Directors duly called and held:

WHEREAS, the Company has determined that it is in the best interests of the Company to enter into a Common Stock Purchase Agreement by and among Mr. Tsoi Tik Man, Belmont Partners, LLC (“Belmont”) and the Company (the “Stock Purchase Agreement”), which contemplates, among other things, the transfer of approximately 53.81% of the Company’s capital stock from Belmont to Mr. Tsoi Tik Man.

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(j)	it is in the best interests of the Company to enter into the Stock Purchase Agreement and undertake the transactions contemplated therein; and,

(k)	the transactions are hereby approved, ratified and confirmed; and,

(l)
any transfer agent acting for or on behalf of the Company or a Surviving Company (a “Transfer Agent”) shall be entitled to rely upon these resolutions to execute the issuance of the shares as aforesaid; and,

(m)
the effective date of all Shares transferred pursuant to this Board Resolution shall be the Effective Date of the Stock Purchase Agreement and shall be memorialized on the face of the certificates evidencing such shares; and,

(n)
the Company agrees to indemnify and hold harmless the Transfer Agent from and against any and all claims, liabilities, losses, damages and expenses, including fees and expenses of counsel, accountants and other advisors (collectively, “Losses”), related thereto or arising out of or in connection therewith the issuance of shares; and,

(o)	the value of all shares hereby transferred shall be par value.

Each Director, by signing this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Board of Directors’ meeting and agrees to the transactions of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the date executed below.

Joseph Meuse, Director
Date:

STATE OF	COUNTY OF
On this the ____ day of _____________, 2010, Joseph Meuse personally appeared and is known by me or has satisfactorily proven to be the person whose name is subscribed within this instrument and acknowledged that he executed the same for the purposes therein contained. In witness whereof I hereunto set my hand and official seal.

Notary Public, Reg #	, My Commission Expires:

EXHIBIT 4
UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Board of Directors of iDcentrix, Inc., a corporation organized in the State of Nevada (the "Company"), the undersigned, being all of the Directors of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the Board of Directors duly called and held:

WHEREAS, the Board wishes to appoint _________________ as the Director and President of the Company.

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(a)	it is in the best interests of the Company to undertake the transactions contemplated hereby; and,

(b)	the transactions are hereby approved, ratified and confirmed; and,

(c)	the Company appoints _________________ as the Director, President and Secretary of the Company.

(d)
The appointment as President shall be immediate and the director appointment as a director shall be effective on the tenth day following the mailing by the Company of an information statement that complies with the requirements of Section 14f-1 of the Exchange Act;

Each Director, by signing this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Board of Directors’ meeting and agrees to the transaction of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the date executed below.

Joseph Meuse, Director
Date:

STATE OF	COUNTY OF
On this the ____ day of _____________, 2010, Joseph Meuse personally appeared and is known by me or has satisfactorily proven to be the person whose name is subscribed within this instrument and acknowledged that he executed the same for the purposes therein contained. In witness whereof I hereunto set my hand and official seal.

Notary Public, Reg #	, My Commission Expires:

EXHIBIT 5
AFFIDAVIT OF SOURCE OF FUNDS

Fax form to: 540-675-3369

The undersigned, _________________ (“Transferor”), who being first duly sworn upon oath, deposes and states as follows:

1. Transferor hereby swears, warrants and affirms under pain and penalty of perjury that the information in the following Affidavit of Source of Funds is true and accurate, and all funds referenced herein are free of all claims, debts, liens or contingent liabilities immediately prior to any transfer by Transferor to the accounts of Belmont Partners, LLC, its agents or assigns (collectively “Belmont”).

2. Transferor does not contemplate filing for relief under the provision of any applicable Bankruptcy Code, nor is Transferor involved in any situation that Transferor reasonably anticipates would cause Transferor to file for relief under any Chapter of any applicable Bankruptcy Code in the future. Transferor further sears, warrants and affirms that any funds which Transferor may transfer to the accounts of Belmont are not the proceeds of nor are intended for or being transferred in the furtherance of any concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the Court in any bankruptcy proceeding, a receiver, a custodian, a trustee, a marshal, or any other officer of the Court or government or regulatory official of any kind.

3. Transferor is not transferring assets in an attempt to defeat the collection of any U.S. government obligation(s), U.S. government-backed obligation(s), or any state, local, or national government (be it foreign or domestic) obligation(s) and Transferor is aware that doing so may be a crime.

4.  Transferor hereby swears, warrants, and affirms that any funds which Transferor may transfer to the accounts of Belmont are not the proceeds of nor are they intended for or being transferred in the furtherance of any illegal activity or activity prohibited by federal, state, local or foreign laws. Such activity may include, but is not limited to: securities fraud or other financial misconduct of any kind; tax evasion; environmental crimes; activity involving drugs or other controlled substances; counterfeiting; espionage; kidnapping; piracy; smuggling; copyright infringement; entry of goods into the United States by means of false statements; terrorism; terrorist financing or other material support of terrorists or terrorism; arms dealing; bank fraud; wire fraud; mail fraud; bribery or any violation of the Foreign Corrupt Practices Act; theft; embezzlement; misappropriation of public funds; violations of export or import controls of the United States or any other nation; any crime of violence; computer fraud and abuse; trading with enemies of the United States; forgery; or fraud of any kind. Transferor further warrants that all transfers of funds will be in accordance with the Money Laundering Control Act of 1986, as amended; the Bank Secrecy Act of 1970, as amended; the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, as amended; and all other applicable federal, state, local and foreign laws, rules and regulations.

5.  Transferor understands that Belmont acts in compliance with various laws and regulations intended to detect and report unlawful financial transactions relating, but not limited, to money laundering and terrorist financing. Transferor understands that Belmont may disclose personal financial information relating to customers and transactions to appropriate law enforcement agencies without providing notice to the individual or object of any such investigation.

6. This Affidavit applies to the Deposit of ____________ ($________) which will be transferred by Transferor to accounts of Belmont by (please check one) □wire transfer or □check; and this Affidavit applies to the Balance of the Purchase Price which will be transferred by Transferor to the accounts of Belmont by (please check one) □wire transfer or □check.

I HEREBY SWEAR, WARRANT AND AFFIRM, UNDER PAIN AND PENALTY OF PERJURY THAT THE FOREGOING STATEMENTS ARE TRUE AND CORRECT.

Signature

Print Name

STATE OF	COUNTY OF
On this the ____ day of _____________, 2010, _________________ personally appeared and is known by me or has satisfactorily proven to be the person whose name is subscribed within this instrument and acknowledged that he executed the same for the purposes therein contained. In witness whereof I hereunto set my hand and official seal.

Notary Public, Reg #	, My Commission Expires: